UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 10, 2007, The TriZetto Group, Inc. (the “Company”) issued a press release announcing that it intends to offer, subject to market and other conditions, $200 million principal amount of Convertible Senior Notes due 2012 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

In connection with the offering, the Company expects to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $30 million of the notes, to cover over-allotments.

The notes, which will pay interest semi-annually, will be convertible upon the occurrence of specified events into cash, shares of the Company’s common stock, or a combination of cash and shares of common stock, at the Company’s option.

The Company expects to use a portion of the proceeds of the offering to pay the net cost of the convertible note hedge and warrant transactions that it expects to enter into concurrently with the offering. These “call spread overlay” transactions are intended to reduce the potential dilution to the Company’s common stockholders upon any conversion of the notes. If the initial purchasers exercise their option to purchase additional notes, the Company expects to use a portion of the proceeds from the sale of the additional notes to enter into additional convertible note hedge and warrant transactions.

The Company intends to use the net proceeds for working capital and certain other purposes, including repayment of debt, repurchase of the Company’s common stock or acquisitions.

The Company has been advised that, in connection with establishing a hedge of the convertible note hedge and warrant transactions, the counterparties to those transactions or their affiliates expect to enter into various derivative transactions with respect to the Company’s common stock, or purchase the Company’s common stock in secondary market transactions prior to or concurrently with the pricing of the notes. The counterparties may also enter into various derivative transactions with respect to the Company’s common stock or purchase or sell the Company’s common stock in secondary market transactions following the pricing of the notes.

The information contained in this report is neither an offer to sell nor a solicitation of an offer to buy any of the notes. The notes to be offered and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by The TriZetto Group, Inc., dated April 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date:	April 10, 2007	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary